Third Quarter 2019 Earnings Presentation November 6, 2019 © 2019 Laureate Education, Inc. 1

Forward Looking Statements This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenue, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, costs (including cost savings), expenditures (including capital expenditures), the share repurchase program, cash interest expense, earnings per share, run-rates and growth rates), our planned divestitures, currency rates and financial results, and all statements we make related to the impact from the implementation of ASC 842, are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward- looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019, our Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019, our Quarterly Report on Form 10-Q filed with the SEC November 6, 2019, and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Market and Industry Data” in Laureate’s filings with the SEC. © 2019 Laureate Education, Inc. 2

Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non- GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Reconciliations of non-GAAP measures to the relevant GAAP measures are provided in the appendix to this presentation in the financial tables and in our SEC filings. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non- GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. © 2019 Laureate Education, Inc. 3

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue and Adjusted EBITDA are for continuing operations only © 2019 Laureate Education, Inc. 4

Summary - Highlights  Q3 Adjusted EBITDA significantly ahead of guidance driven by cost actions  Reaffirming FY Adjusted EBITDA and FCF(1) guidance despite FX headwinds  Run-Rate 2019 Adj. EBITDA margin expected at 20.8%  Raising 2020 Adj. EBITDA margin by 1-point to 22%  $150 million of share buybacks completed … expanding program to $300 million  Continued strong student outcomes and quality accolades Operational Performance is Ahead of Expectations (1) Free Cash Flow (FCF) defined as operating cash flow less capital expenditures © 2019 Laureate Education, Inc. 5

Commitment to Quality and Student Outcomes Universities with highest Strategic Brand Value in Peru 2019 results: 2nd place among all 4th place among all 1st place among Tec- universities in Peru universities in Peru Voc institutions in Peru Laureate Brazil Obtained Conceito Institucional score of 5 (maximum possible academic quality score) from MEC • UPN Peru and UNITEC Mexico achieved 3-Stars, both with notable qualitative improvements • Walden’s Master of Public Health (MPH) program has earned accreditation from the Council on Education for Public Health Strong Rankings and Accolades © 2019 Laureate Education, Inc. 6

Q3 2019 PERFORMANCE RESULTS © 2019 Laureate Education, Inc. 7

2019 Third Quarter – Financial Summary Q3 ’19 Variance Notes ($ in millions) (Enrollments in thousands) Results Vs. Q3 ‘18 New Enrollment 159K 4% • Driven by Mexico & Andean New Enrollment – Organic(1) 4% Total Enrollment 895K 2% Total Enrollment – Organic(1) 2% Revenue 774 (1%) • ($4M) FX headwind vs time of guidance Revenue – Organic/CC(2) 2% Adj. EBITDA 134 9% • ($3M) FX headwind vs time of guidance Adj. EBITDA – Organic/CC(2) 15% • Driven by Andean and G&A efficiencies • Cost efficiencies driving strong margin Adj. EBITDA margin 17.3% 146 bps expansion Adj. EBITDA margin – Organic/CC(2) 194 bps Q3 Adjusted EBITDA $14M Ahead of Guidance (1) Organic results exclude period-over-period impacts from acquisitions and divestitures (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 8

2019 Q3 YTD – Financial Summary

($ in millions) (Enrollments in thousands)	Q3 YTD '19 Results	Variance Vs. Q3 YTD '18	Notes
New Enrollment	454K	8%	• Driven by Andean & Brazil DL • 3% Excluding Brazil DL
New Enrollment – Organic[1]		8%	
Total Enrollment	895K	2%	
Total Enrollment – Organic[1]		2%	
Revenue	2,367	(1%)	
Revenue – Organic/CC[2]		3%	• Driven by Andean
Adj. EBITDA	403	3%	
Adj. EBITDA – Organic/CC[2]		9%	• Driven by Andean, Online and G&A efficiencies
Adj. EBITDA margin	17.0%	74 bps	• Cost efficiencies driving strong margin expansion
Adj. EBITDA margin – Organic/CC[2]		84 bps	

Accelerated Pace of Transformation Driving Margin Expansion

(1) Organic results exclude period-over-period impacts from acquisitions and divestitures
(2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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2019 Third Quarter – Enrollment Dynamics by Segment New Enrollment Total Enrollment (NE) (TE) Notes Organic Organic Q3 ’19 Q3 ‘19 Vs. Q3 ’18 Vs. Q3 ’18 (Enrollments in thousands) • Impacted by timing of intake (Sept/Oct); Brazil 52 (4%) 283 4% expect 70%+ growth in NE for DL in 2H Mexico 68 6% 206 (2%) • NE growth at both UVM and UNITEC Andean 27 19% 332 5% Rest of World 4 46% 16 16% Online & • Decline driven by teach out of 9 (12%) 58 (6%) Partnerships international partnerships Laureate Total 159 4% 895 2% Strong NE Growth in Mexico During Its Main Intake © 2019 Laureate Education, Inc. 10

2019 Q3 YTD – Enrollment Dynamics by Segment New Enrollment (NE) Total Enrollment (TE) Notes Q3 YTD Organic Q3 YTD Organic ’19 Vs. Q3 YTD ’18 ’19 Vs. Q3 YTD ’18 (Enrollments in thousands) • Strong growth in Distance Learning Brazil 177 13% 283 4% • NE Growth DL: 71%, F2F: (2%) • TE Growth DL: 55%, F2F: (3%) Mexico 110 3% 206 (2%) Andean 131 11% 332 5% • Peru NE up 16%; Chile NE up 6% Rest of World 11 20% 16 16% Online & • Decline driven by teach out of 24 (11%) 58 (6%) Partnerships international partnerships Laureate Total 454 8% 895 2% +8% New Enrollment Growth YTD © 2019 Laureate Education, Inc. 11

2019 Third Quarter – Revenue, EBITDA Dynamics by Segment Revenue Adj. EBITDA Notes Organic/CC Organic/CC Q3 ‘19 (1) Q3 ‘19 (1) ($ millions) Vs. Q3 ’18 Vs. Q3 ’18 • Flat net pricing year-over-year; cost Brazil 114 (5%) 3 n.m. actions expected to benefit Q4 Mexico 146 1% 23 2% • Driven by strong enrollments and Andean 307 7% 93 7% pricing Rest of World 53 17% 11 54% • Primarily driven by Australia Online & 156 (6%) 44 (3%) Partnerships Corp. & Elimin. (2) n.m. (41) 11% • G&A reductions Laureate Total 774 2% 134 15% Q3 Adjusted EBITDA $14M Ahead of Guidance Due to Acceleration of Cost Initiatives (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 12

2019 Q3 YTD – Revenue, EBITDA Dynamics by Segment Revenue Adj. EBITDA Notes Q3 YTD Organic/CC Q3 YTD Organic/CC (1) (1) ($ millions) ‘19 Vs. Q3 YTD ’18 ‘19 Vs. Q3 YTD ’18 • Flat net pricing year-over-year; cost Brazil 421 (2%) 31 (32%) actions expected to disproportionately benefit Q4 Mexico 465 2% 80 2% • Driven by strong enrollments and Andean 869 9% 246 10% pricing Rest of World 137 13% 20 79% • Primarily scaling of Australia Online & • Cost controls, and benefitting from 477 (4%) 143 5% Partnerships wind down of international online • G&A reductions through simplification Corp. & Elimin. (2) n.m. (118) 8% and scale Laureate Total 2,367 3% 403 9% Profitability Continues to Trend Ahead of Expectations (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 13

TRANSFORMATION UPDATE (2018-2020E) © 2019 Laureate Education, Inc. 14

Improved Margin Outlook for 2019 ($ in millions) Adj. EBITDA Margin 18.5% 19.8% 20.8% Evolution $176 20.2% at Q2 Outlook $155 $125 2018 Corporate G&A 2019 G&A Estimate 2019 Year-end G&A Run-Rate Estimate Reductions in G&A Enabling Rapid Margin Expansion +60bps Improvement vs Q2 Outlook © 2019 Laureate Education, Inc. 15

Accelerating Adjusted EBITDA Margin Improvement Investments in Additional “self-funded” investments business optimization expected to further accelerate margin activities progression in 2020 +3.5% 22.0% 20.8% 21.0% 18.5% 18.2% 17.6% 2016 2017 2018 2019 2020E 2020E Run-Rate Prior Revised Guidance Guidance Transformation Results Coming Ahead of Expectations Raising 2020 Margin Guidance to 22% © 2019 Laureate Education, Inc. 16

2018-2020E Margin Accretion G&A Educational Revenue Procurement Lever Reduction Productivity Optimization & Real Estate Margin Impact +++ ++ + + Initiatives Corporate & Class Scheduling Increased Student Information Regional G&A Retention Technology Teacher/student IT Infrastructure Ratio Optimization Marketing/pricing Professional Consolidation Optimization Services Cost Of Workforce Streamlined Control Optimization Admission and Facilities Environment Collections Consolidation Process Expansion of Online Simplification Offerings Future Enablers © 2019 Laureate Education, Inc. 17

Significant Increase in Free Cash Flow Expected in 2020 12.0% 11.0% 1.0% 1.2% 2.0% 7.8% Unlevered FCF as Reduction in Growth in Unlevered FCF 2020 One-Time Unlevered FCF % Revenue 2019E 1 Transformation Operational FCF as % Revenue Investments as % Revenue Investments 2020E Reported 2020E Run-Rate 2020 Run-Rate Unlevered FCF Margin Target Increased to 12% (1) Excluding cash flow from discontinued operations -- offset with interest savings in 2020 © 2019 Laureate Education, Inc. 18

2019 OUTLOOK © 2019 Laureate Education, Inc. 19

2019 Full Year Guidance ($ and shares in millions) FY 2019 Guidance Total Enrollments 865K Revenue $3,233 - $3,268 Adjusted EBITDA $640 - $650 Free Cash Flow $145 Net Debt (1) $1,000 - $1,200 Upper End of Range Reflects Increased $150M Share Repurchase Program Shares Outstanding (1) 215 - 206 (total of $300M) Adjusted EBITDA & Free Cash Flow Ahead of Expectations (see next page for guidance walk) (1) Amount and timing of additional share repurchases throughout remainder of 2019 will determine where the company expects to fall within the range for Net Debt and Shares Outstanding; 206M shares in the range noted assumes repurchases of stock at the same price levels as were done for prior repurchases. Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 20

2019 Full Year Guidance Walk Moved to Asset Prior FX Disc Ops. Sale Revised ($ in millions) (1) (Enrollments in thousands) Guidance Translation Saudi Timing Operations Guidance Total Enrollments 865K - - - 865K Revenue $3,330 - $3,365 ($66) ($31) - $3,233 - $3,268 Adjusted EBITDA $640 - $650 ($20) ($3) $23 $640 - $650 Free Cash Flow $145 ($10) ($30) $40 $145 Operational Profitability & Free Cash Flow Ahead of Plan FX Translation & Saudi Disc Ops Classification Impacting Absolute Amounts (1) Guidance as provided during Q2 2019 earnings call Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 21

APPENDIX © 2019 Laureate Education, Inc. 22

2019 Third Quarter – Net Income Reconciliation Q3 ’19 B / (W) Vs. Q3 ’18 Notes ($ in millions) Reported $ % Adjusted EBITDA 134 11 9% • ($6M) impact from FX Depreciation & Amort. (49) 4 8% • Significant reduction in debt following Interest Expense, net (37) 18 32% completion of asset sales Other (55) 5 8% Income Tax (22) (26) n.m. Income/(Loss) From (29) 12 n.m. Continuing Operations Discontinued (27) 11 n.m. Operations (Net of Tax) Net Gain/(Loss) on (41) (23) n.m. Sale of Disc. Ops. Net Income / (Loss) (97) - n.m. Reduction in Interest Expense Driving Increased Income Levels © 2019 Laureate Education, Inc. 23

2019 Q3 YTD – Net Income Reconciliation Q3 YTD ’19 B / (W) Vs. Q3 YTD ’18 Notes ($ in millions) Reported $ % Adjusted EBITDA 403 13 3% • ($17M) impact from FX Depreciation & Amort. (145) 16 10% • Significant reduction in debt following Interest Expense, net (127) 46 26% completion of asset sales • $98M one-time gain in 2018 related to Other (108) (80) n.m. conversion of preferred equity Income Tax (61) 4 n.m. Income/(Loss) From (38) (1) n.m. Continuing Operations Discontinued 67 43 n.m. Operations (Net of Tax) Net Gain/(Loss) on • Large gain primarily attributable to sale of 848 537 n.m. Sale of Disc. Ops. Iberian business unit Net Income / (Loss) 877 578 n.m. Q3 YTD Results Include Large Gain on Asset Sales © 2019 Laureate Education, Inc. 24

2019 Full Year Guidance - Details Guidance (USD millions) Revenue Adj. EBITDA FY 2018 Reported Results (excl. Saudi) $3,290 $610 Excl. UniNorte ($47) ($6) FY 2018 excl UniNorte $3,243 $604 Organic Growth $89 - $124 $73 - $83 Growth % 3% - 4% 12% - 14% FY 2019 Pro Forma (CC) excl. Lease Impact $3,332 - $3,367 $677 - $687 Add: New Lease Accounting Impact (ASC-842) - ($13) Add: UniNorte Stub period $33 $1 FY 2019 Pro Forma (CC) $3,365 - $3,400 $665 - $675 FX Impact (Spot FX) (1) ($132) ($25) FY 2019 (@ Spot Rates) (1) $3,233 - $3,268 $640 - $650 (1) Based on current spot FX rates (local currency per US dollar) of MXN 19.34, BRL 3.89, CLP 711.00, PEN 3.34 and AUD 1.47 for November – December 2019. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 25

Q4 2019 Guidance ($ in millions) Q4 2019 Guidance Total Enrollments 865K Revenue (1) $866 - $901 Adjusted EBITDA (1) $237 - $247 (1) Based on current spot FX rates (local currency per US dollar) of MXN 19.34, BRL 3.89, CLP 711.00, PEN 3.34 and AUD 1.47 for November – December 2019. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 26

Seasonality: Main Enrollment Intakes • Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season – Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Andean & Rest of World) – Q3 represents the large intake for our Northern Hemisphere institutions (Mexico and Online & Partnerships) © 2019 Laureate Education, Inc. 27

Intra-Year Seasonality Trends • Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality  Intake cycles – Q1 Southern Hemisphere – Q3 Northern Hemisphere  Academic calendar  FX trends © 2019 Laureate Education, Inc. 28

Saudi Arabia Operational Metrics The following tables present selected results for our operations in Saudi Arabia for the four fiscal quarters in 2018 and the first three fiscal quarters in 2019: (in Millions Except for Enrollments) Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Total enrollments 4,600 4,100 5,600 4,800 4,800 Revenue $ 17.9 $ 12.0 $ 8.9 $ 21.2 $ 60.0 Operating income (loss)(1) $ 6.0 $ (0.8) $ (3.4) $ 5.3 $ 7.1 2018 Results Depreciation and amortization $ 0.7 $ 0.8 $ 0.6 $ 0.6 $ 2.7 (in Millions Except for Enrollments) Q1 2019 Q2 2019 Q3 2019 Q3 YTD 2019 Total enrollments 5,400 5,400 — — Revenue $ 20.7 $ 9.4 $ 1.4 $ 31.5 Operating income (loss)(1) $ 7.5 $ (3.5) $ (2.4) $ 1.6 2019 Results Depreciation and amortization $ 0.4 $ 0.4 $ 0.3 $ 1.1 (1) Excludes intercompany charges that eliminate in consolidation © 2019 Laureate Education, Inc. 29

Financial Results & Tables © 2019 Laureate Education, Inc. 30

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended September 30, 2019	2018	Change	For the nine months ended September 30, 2019	2018	Change
Revenues	$ 773.7	$ 778.3	$ (4.6)	$ 2,367.2	$ 2,397.8	$ (30.6)
Costs and expenses:						
Direct costs	655.6	665.5	(9.9)	2,002.2	2,044.2	(42.0)
General and administrative expenses	72.3	73.7	(1.4)	193.7	194.2	(0.5)
Loss on impairment of assets	—	10.0	(10.0)	0.5	10.0	(9.5)
Operating income	45.7	29.0	16.7	170.9	149.4	21.5
Interest income	3.2	3.5	(0.3)	9.6	9.4	0.2
Interest expense	(40.3)	(58.3)	18.0	(136.4)	(181.7)	45.3
Loss on debt extinguishment	(0.2)	—	(0.2)	(26.4)	(7.5)	(18.9)
Gain (loss) on derivatives	0.3	(0.1)	0.4	8.1	92.1	(84.0)
Other income, net	1.0	8.3	(7.3)	9.1	10.8	(1.7)
Foreign currency exchange loss, net	(14.8)	(26.4)	11.6	(10.6)	(44.0)	33.4
Loss on disposal of subsidiaries, net	(1.5)	—	(1.5)	(1.5)	—	(1.5)
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(6.6)	(44.1)	37.5	22.7	28.5	(5.8)
Income tax (expense) benefit	(22.0)	3.7	(25.7)	(60.7)	(65.1)	4.4
Equity in net income of affiliates, net of tax	—	—	—	0.2	—	0.2
Loss from continuing operations	(28.5)	(40.4)	11.9	(37.8)	(36.6)	(1.2)
(Loss) income from discontinued operations, net of tax	(27.1)	(37.9)	10.8	66.5	23.6	42.9
(Loss) gain on sales of discontinued operations, net of tax	(41.1)	(18.4)	(22.7)	848.4	311.9	536.5
Net (loss) income	(96.8)	(96.7)	(0.1)	877.1	298.8	578.3
Net loss (income) attributable to noncontrolling interests	1.6	1.9	(0.3)	0.5	(0.3)	0.8
Net (loss) income attributable to Laureate Education, Inc.	$ (95.2)	$ (94.8)	$ (0.4)	$ 877.6	$ 298.5	$ 579.1
Accretion of other redeemable noncontrolling interests and equity and Series A convertible redeemable preferred stock	(0.2)	0.3	(0.5)	0.3	12.7	(12.4)
Net (loss) income available to common stockholders	$ (95.4)	$ (94.5)	$ (0.9)	$ 877.9	$ 311.2	$ 566.7
Basic and diluted (loss) earnings per share:						
Basic weighted average shares outstanding	224.2	224.0	0.2	224.5	209.1	15.4
Basic and diluted weighted average shares outstanding	224.2	224.0	0.2	224.5	209.1	15.4
Basic (loss) earnings per share	$ (0.43)	$ (0.42)	$ (0.01)	$ 3.91	$ 1.49	$ 2.42
Diluted (loss) earnings per share	$ (0.43)	$ (0.42)	$ (0.01)	$ 3.91	$ 1.43	$ 2.48

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the three months ended September 30,	2019	2018	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Brazil	$ 114.1	$ 121.1	(6)%	(5)%	$ (7.0)	$ (6.1)	$ —	$ —	$ (0.9)
Mexico	145.8	148.3	(2)%	1%	(2.5)	0.8	—	—	(3.3)
Andean	307.3	299.6	3%	7%	7.7	20.8	—	—	(13.1)
Rest of World	52.6	47.7	10%	17%	4.9	8.3	—	—	(3.4)
Online & Partnerships	155.5	165.2	(6)%	(6)%	(9.7)	(9.7)	—	—	—
Corporate & Eliminations	(1.5)	(3.7)	59%	59%	2.2	2.2	—	—	—
Total Revenues	$ 773.7	$ 778.3	(1)%	2%	$ (4.6)	$ 16.1	$ —	$ —	$ (20.7)
Adjusted EBITDA									
Brazil	$ 3.1	$ 0.7	nm	nm	$ 2.4	$ 4.3	$ (1.0)	$ —	$ (0.9)
Mexico	23.1	23.7	(3)%	2%	(0.6)	0.5	(0.4)	—	(0.7)
Andean	92.6	90.6	2%	7%	2.0	5.9	—	—	(3.9)
Rest of World	11.5	8.0	44%	54%	3.5	4.3	—	—	(0.8)
Online & Partnerships	44.3	45.7	(3)%	(3)%	(1.4)	(1.4)	—	—	—
Corporate & Eliminations	(40.8)	(45.6)	11%	11%	4.8	4.8	—	—	—
Total Adjusted EBITDA	$ 133.8	$ 123.2	9%	15%	$ 10.6	$ 18.3	$ (1.4)	$ —	$ (6.3)

nm - percentage changes not meaningful

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2018 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

			% Change		$ Variance Components				
For the nine months ended September 30,	2019	2018	Reported	Organic Constant Currency[2]	Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Brazil	$ 421.1	$ 469.5	(10)%	(2)%	$ (48.4)	$ (10.3)	$ —	$ —	$ (38.1)
Mexico	464.7	463.9	—%	2%	0.8	7.3	—	—	(6.5)
Andean	869.2	844.2	3%	9%	25.0	74.9	—	—	(49.9)
Rest of World	137.2	131.4	4%	13%	5.8	16.7	—	—	(10.9)
Online & Partnerships	477.0	498.2	(4)%	(4)%	(21.2)	(21.2)	—	—	—
Corporate & Eliminations	(2.1)	(9.4)	78%	78%	7.3	7.3	—	—	—
Total Revenues	$ 2,367.2	$ 2,397.8	(1)%	3%	$ (30.6)	$ 74.8	$ —	$ —	$ (105.4)
Adjusted EBITDA									
Brazil	$ 31.3	$ 52.6	(40)%	(32)%	$ (21.3)	$ (17.0)	$ (2.1)	$ —	$ (2.2)
Mexico	80.5	82.0	(2)%	2%	(1.5)	1.9	(1.5)	—	(1.9)
Andean	246.1	235.4	5%	10%	10.7	22.6	—	—	(11.9)
Rest of World	20.2	12.0	68%	79%	8.2	9.5	—	—	(1.3)
Online & Partnerships	142.8	136.1	5%	5%	6.7	6.7	—	—	—
Corporate & Eliminations	(117.9)	(127.6)	8%	8%	9.7	9.7	—	—	—
Total Adjusted EBITDA	$ 403.0	$ 390.5	3%	9%	$ 12.5	$ 33.4	$ (3.6)	$ —	$ (17.3)

[2] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2018 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables Consolidated Balance Sheets IN MILLIONS September 30, 2019 December 31, 2018 Change Assets Cash and cash equivalents $ 323.9 $ 387.8 $ (63.9) Receivables (current), net 371.4 225.3 146.1 Other current assets 297.3 266.4 30.9 Current assets held for sale 131.6 337.7 (206.1) Property and equipment, net 1,191.4 1,275.3 (83.9) Operating lease right-of-use assets, net 871.7 — 871.7 Goodwill and other intangible assets 2,795.3 2,858.8 (63.5) Other long-term assets 393.5 383.2 10.3 Long-term assets held for sale 448.6 1,035.2 (586.6) Total assets $ 6,824.7 $ 6,769.6 $ 55.1 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 496.4 $ 482.2 $ 14.2 Deferred revenue and student deposits 464.3 193.2 271.1 Total operating leases, including current portion 892.7 — 892.7 Total long-term debt, including current portion 1,278.3 2,693.9 (1,415.6) Total due to shareholders of acquired companies, including current portion 21.5 45.4 (23.9) Other liabilities 533.5 609.2 (75.7) Current and long-term liabilities held for sale 295.1 680.4 (385.3) Total liabilities 3,981.9 4,704.3 (722.4) Redeemable noncontrolling interests and equity 11.9 14.4 (2.5) Total stockholders' equity 2,830.9 2,050.9 780.0 Total liabilities and stockholders' equity $ 6,824.7 $ 6,769.6 $ 55.1 Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 34

Financial Tables Consolidated Statements of Cash Flows For the nine months ended September 30, IN MILLIONS 2019 2018 Change Cash flows from operating activities Net income $ 877.1 $ 298.8 $ 578.3 Depreciation and amortization 146.3 190.0 (43.7) Loss on impairment of assets 25.5 10.0 15.5 Amortization of operating lease right-of-use assets 95.6 — 95.6 Gain on sales of subsidiaries and disposal of property and equipment, net (814.2) (293.0) (521.2) Gain on derivative instruments (8.3) (92.7) 84.4 (Payments for) proceeds from settlement of derivative contracts (8.2) 14.1 (22.3) Loss on debt extinguishment 26.9 7.5 19.4 Unrealized foreign currency exchange loss 8.4 53.7 (45.3) Income tax receivable/payable, net (39.7) (10.1) (29.6) Working capital, excluding tax accounts (86.2) 82.7 (168.9) Other non-cash adjustments 89.2 95.3 (6.1) Net cash provided by operating activities 312.3 356.4 (44.1) Cash flows from investing activities Purchase of property and equipment (102.1) (150.5) 48.4 Expenditures for deferred costs (12.1) (13.2) 1.1 Receipts from sales of discontinued operations, net of cash sold, property and equipment and other 1,141.7 375.8 765.9 Settlement of derivatives related to sale of discontinued operations and net investment hedge 12.9 (10.0) 22.9 Proceeds from sale of investment 11.5 — 11.5 Investing other, net (1.1) 24.6 (25.7) Net cash provided by investing activities 1,050.7 226.8 823.9 Cash flows from financing activities Decrease in long-term debt, net (1,465.7) (454.9) (1,010.8) Payments of deferred purchase price for acquisitions (19.8) (17.6) (2.2) Payment of dividends on Series A Preferred Stock — (11.1) 11.1 Payments to repurchase common stock (87.9) — (87.9) Payments of debt issuance costs (6.6) (0.5) (6.1) Financing other, net (7.6) (2.8) (4.8) Net cash used in financing activities (1,587.6) (486.9) (1,100.7) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (8.8) (4.5) (4.3) Change in cash included in current assets held for sale 157.6 (41.2) 198.8 Net change in Cash and cash equivalents and Restricted cash (75.8) 50.5 (126.3) Cash and cash equivalents and Restricted cash at beginning of period 583.6 525.7 57.9 Cash and cash equivalents and Restricted cash at end of period $ 507.7 $ 576.3 $ (68.6) Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 35

Financial Tables Non-GAAP Reconciliation (1 of 3) The following table reconciles loss from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin: (3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718. (4) Represents non-cash charges related to impairments of long-lived assets. (5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth. Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 36

Financial Tables Non-GAAP Reconciliation (2 of 3) The following table reconciles (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin: (6) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718. (7) Represents non-cash charges related to impairments of long-lived assets. (8) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth. © 2019 Laureate Education, Inc. 37 Note: Dollars in millions, and may not sum to total due to rounding

Financial Tables Non-GAAP Reconciliation (3 of 3) The following table reconciles operating cash flow to Free Cash Flow for the nine months ended September 30, 2019 and 2018: IN MILLIONS 2019 2018 Change Net cash provided by operating activities $ 312.3 $ 356.4 $ (44.1) Capital expenditures: Purchase of property and equipment (102.1) (150.5) 48.4 Expenditures for deferred costs (12.1) (13.2) 1.1 Free Cash Flow $ 198.1 $ 192.7 $ 5.4 Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 38

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